Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-133439, 333-138744) and on Form S-8 (No. 333-91120) of Mark West Energy Partners, L.P. of our report dated March 6, 2007 relating to the financial statements of Starfish Pipeline Company, LLC, which appears in Mark West Energy Partners, L.P.’s Annual Report Form 10-K/A (Amendment No. 2) for the year ended December 31, 2006.

PricewaterhouseCoopers LLP

Houston, Texas
July 2, 2007